UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 20, 2026

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed by Braemar Hotels & Resorts Inc. (the “Company”) in the Company’s Current Report on Form 8-K filed on August 26, 2025, on August 25, 2025, the Company, Ashford Hospitality Trust, Inc. and Ashford Inc. entered into a cooperation agreement (the “Agreement”) with Babak “Bob” Ghassemieh and certain related parties of Mr. Ghassemieh, pursuant to which Mr. Ghassemieh executed an irrevocable letter of resignation from the Board of Directors of the Company (the “Board”), dated August 25, 2025 (the “Resignation Letter”). On February 20, 2026, the Board, in consultation with counsel, in compliance with Article II, Section 12 of the Company’s Fifth Amended and Restated Bylaws, as amended by Amendment No.1 on February 27, 2024, adopted on February 27, 2024 (the “Bylaws”), voted unanimously (with Mr. Ghassemieh recused) to determine that Mr. Ghassemieh was in breach of the Agreement. Accordingly, pursuant to Section 4(a)(ii) of the Agreement, Mr. Ghassemieh’s Resignation Letter became effective on February 20, 2026. Mr. Ghassemieh did not serve on any Board committees at the time of his resignation.

On February 20, 2026, counsel, on behalf of the Board, delivered to Mr. Ghassemieh a letter notifying Mr. Ghassemieh of the effectiveness of his Resignation Letter (the “Notice”). The Notice stated, among other things, that the Board, in consultation with counsel, had determined that Mr. Ghassemieh (i) violated the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines in breach of Section 6 of the Agreement, (ii) was a member of an undisclosed group in breach of Section 8 of the Agreement and (iii) otherwise engaged in conduct in violation of Section 8 of the Agreement. The Notice further advised Mr. Ghassemieh that, other than the obligations terminated by operation of Section 4(a) of the Agreement, the Agreement remains in full force and effect, and the Ghassemieh Signatories (as such term is defined in the Agreement) remain bound by their obligations in accordance with the terms thereof, including Sections 7 (Voting Commitment), 8 (Standstill) and 10 (Non-Disparagement) thereof.

On February 23, 2026, counsel, on behalf of Mr. Ghassemieh sent a letter in response to the Notice (the “Ghassemieh Letter”). A copy of the Ghassemieh Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On February 25, 2026, the Company provided Mr. Ghassemieh with a copy of the foregoing disclosure and provided him the opportunity to furnish the Company as promptly as possible with a letter stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Any such letter received by the Company from Mr. Ghassemieh will be filed with the SEC as an amendment to this Current Report on Form 8-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number     Exhibit Description

99.1    Letter from Mr. Ghassemieh, dated February 23, 2026
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: February 25, 2026	By:	/s/ Jim Plohg
Jim Plohg
Executive Vice President, General Counsel & Secretary